Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This VOTING AND SUPPORT AGREEMENT (this “Agreement”) dated as of July 3, 2019, is entered into among Digirad Corporation, a Delaware corporation (the “Parent”), the undersigned shareholders (each a “Shareholder” and collectively, the “Shareholders”) of ATRM Holdings, Inc., a Minnesota corporation (the “Company”). Except as otherwise provided herein, capitalized terms that are used but not otherwise defined herein shall have the meanings assigned to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, contemporaneously with the execution of this Agreement, the Company, the Parent and Digirad Acquisition Corporation (the “Merger Sub”), are entering into an Agreement and Plan of Merger of even date herewith (the “Merger Agreement”), providing for, among other things, the merger of Merger Sub with and into the Company, pursuant to which at the Effective Time Merger Sub will cease to exist and the Company will become a wholly-owned subsidiary of the Parent (the “Merger”); and

WHEREAS, as an inducement to their willingness to enter into the Merger Agreement, the Parent and Merger Sub have requested that the Shareholders, and the Shareholders hereby agree to, enter into this Agreement and abide by the covenants and obligations applicable to the Shareholder Shares (as defined herein).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and agreements contained herein below, and intending to be legally bound, the parties hereto agree as follows:

AGREEMENT

1.	The Shareholders represent and warrant to the Parent that:

1.1.	the Shareholders are, as of the date of this Agreement, the lawful and beneficial owners (as such term is defined in Rule 13d-3 of the Exchange Act) or owners of record of the Company Securities set forth on Schedule A (collectively, the “Shareholder Shares”), free and clear of all Liens and, except for this Agreement, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which any Shareholder is a party relating to the pledge, disposition or Voting (as defined below) of any Shareholder Shares and there are no Voting trusts or Voting agreements with respect to such Shareholder Shares;

1.2.	as of the date hereof, other than with respect to the Shareholder Shares, no Shareholder is the beneficial owner (as such term is used in Rule 13d-3 of the Exchange Act, but ignoring the 60-day limitation set forth therein) of any Company Securities nor does any Shareholder have any options, warrants or other rights to acquire any additional Company Securities or any security exercisable for or convertible or exchangeable into Company Securities;

1.3.	each Shareholder has full power and authority and has taken all actions necessary to enter into, execute and deliver this Agreement and to perform fully such Shareholder’s obligations hereunder. If such Shareholder is an entity, such Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

1.4.	this Agreement has been duly executed and delivered by each Shareholder and constitutes the legal, valid and binding obligation of each Shareholder enforceable against each Shareholder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity);

1.5.	other than filings under the Exchange Act and other than such as, if not made, obtained or given, would not reasonably be expected to prevent or delay the performance by each Shareholder of any of its obligations under this Agreement, no notices, reports or other filings are required to be made by the Shareholders with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Shareholders from, any Governmental Entity or any other Person, in connection with the execution and delivery of this Agreement by each Shareholder;

1.6.	the execution, delivery and performance of this Agreement by each Shareholder does not, and the consummation by each Shareholder of the transactions contemplated hereby will not, result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation, modification or acceleration) (whether after the giving of or the passage of time of both) under any contract, agreement, arrangement or commitment to which any Shareholder is a party or which is binding on it, him or her or its, his or her assets and will not result in the creation of any Lien on any of the assets or properties of any Shareholder, except for such violations, breaches, defaults, terminations, cancellations, modifications, accelerations or Liens as would not reasonably be expected to prevent or delay the performance by each Shareholder of any of its obligations under this Agreement;

1.7.	as of the date hereof, there is no litigation, action, suit or proceeding pending or, to the knowledge of each Shareholder, threatened against or affecting such Shareholder and/or any of its Affiliates before or by any Governmental Entity that would reasonably be expected to materially impair or materially delay the performance by such Shareholder of its obligations hereunder or to consummate the transaction contemplated hereby;

1.8.	each Shareholder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon the Shareholders’ execution and delivery of this Agreement and the representations, warranties, covenants and obligations of each Shareholder contained herein; and

1.9.	each Shareholder is a sophisticated holder with respect to its portion of the Shareholder Shares and has adequate information concerning the transactions contemplated by the Merger Agreement and concerning the business and financial condition of the Company to make an informed decision regarding the matters referred to herein and has independently, without reliance upon Parent, and based on such information as such Shareholder has deemed appropriate, made such Shareholder’s own analysis and decision to enter into this Agreement.

2.	Voting.

2.1.	Each Shareholder undertakes that, from the date hereof until the Termination Date, each Shareholder hereby irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company, however called, and in any written action by consent of shareholders of the Company, such Shareholder shall cause the Shareholder Shares then held by the applicable Shareholder to be counted as present thereat for purposes of establishing a quorum and shall Vote, or cause to be Voted, the entire portion of the Shareholder Shares then held by the applicable Shareholder as follows:

2.1.1.      FOR the adoption and approval of the Merger Agreement and any related action reasonably requested by the Parent in furtherance of the transactions contemplated thereby, including the Merger, and including, without limiting any of the foregoing obligations, FOR any proposal to adjourn or postpone such meeting of the shareholders of the Company to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting of the shareholders of the Company is held to vote upon any of the foregoing matters;

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2.1.2.      AGAINST any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement or of the Shareholders contained in this Agreement; and

2.1.3.      except for the Merger, AGAINST any Alternative Proposal, Alternative Acquisition Agreement, or merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Company and against any action or agreement that would compete with, or materially impede, or interfere with or that would reasonably be expected to discourage the consummation of the Merger Agreement, or inhibit the timely consummation of any other obligation or agreement in the Merger Agreement or of the Shareholders contained in this Agreement.

2.2.	The obligations of the Shareholders specified in this Section 2 shall apply whether or not any action described above is recommended by the Company Board (or any committee thereof).

2.3.	For purposes of this Agreement, “Vote” includes voting in person or by proxy in favor of or against any action, otherwise consenting or withholding consent in respect of any action. “Voting” shall have a correlative meaning.

2.4.	Until the Termination Date (as defined below), each Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact, Parent and any Person designated in writing by Parent, each of them individually, with full power of substitution and resubstitution, to vote such Shareholder Shares held by each Shareholder from time to time regarding the matters referred to in this Section 2 as provided herein prior to the Termination Date at the Company Shareholder Meeting and at any annual or special meeting of shareholders of the Company (or adjournments or postponements thereof) at which any of the matters described in Section 2.1 is to be considered; provided, however, that each Shareholder’s grant of the proxy contemplated by this Section 2 shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Company at least ten Business Days prior to the meeting at which any of the matters described in Section 2 is to be considered a duly executed irrevocable proxy card validly directing that the Shareholder Shares held by such Shareholder at such time be voted in accordance with Section 2. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of Parent to enter into the Merger Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Each Shareholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. Parent may terminate this proxy with respect to any Shareholder at any time at its sole election by written notice provided to the applicable Shareholder.

3.	Other Covenants.

3.1.	From the date hereof until the Termination Date, no Shareholder will, nor will such Shareholder permit any entity under its control to, deposit any of the Shareholder Shares in a Voting trust or subject any of the Shareholder Shares to any arrangement with respect to the Voting of such Shareholder Shares other than agreements entered into with Parent.

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3.2.	From the date hereof until the Termination Date, no Shareholder will, nor will such Shareholder permit any entity under its control to:

3.2.1.	solicit, initiate, or take an action intended to encourage or induce the making, submission or announcement of any Alternative Proposal; or

3.2.2.	grant a proxy (except pursuant to Section 2), consent or power of attorney with respect to the Shareholder Shares held by it; or

3.2.3.	take an action intended to, directly or indirectly, encourage, or initiate or cooperate in, a shareholders’ Vote or action by consent of the Company’s shareholders in opposition to or in competition with the consummation of the Merger or any of the transactions contemplated under the Merger Agreement; or

3.2.4.	become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company for the purpose of opposing or competing with the consummation of the transactions contemplated by the Merger Agreement, including the Merger.

3.3.	As of the date hereof and until approval at the Company Shareholder Meeting of the Merger and all applicable transactions contemplated under the Merger Agreement in connection therewith, each Shareholder agrees not to (a) directly or indirectly, sell, offer, contract or grant any option to sell (including without limitation any short sale), pledge, transfer, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of any of the Shareholder Shares (b) publicly announce an intention to do any of the foregoing, or (c) enter into any swap or other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of any Shareholder Shares, whether any such swap or transaction is to be settled by delivery of the Shareholder Shares or other securities, in cash or otherwise encumber any of the Shareholder Shares.

3.4.	Each Shareholder hereby agrees to waive its entitlement to any dividends on any Series B Preferred that have accrued, or that shall accrue, during the period of time beginning from January 1, 2019 and ending at the time of (i) the Closing or (ii) the Termination Date (such period of time, the “Dividend Waiver Period”). The Shareholders acknowledge and agree that they shall not be entitled to receive and the Company shall not be obligated to make to any Shareholder, either prior to or following the Closing, any payment for any dividends on the Series B Preferred that have accrued or that shall accrue during the Dividend Waiver Period unless the Merger Agreement shall be validly terminated pursuant to Article 9 thereof. In the event that the Merger Agreement is validly terminated pursuant to Article 9 thereof, on the Termination Date, the waiver by the Shareholders hereunder shall terminate automatically.

3.5.	The Shareholders shall use their best efforts to consummate the acquisition on or prior to the Closing Date by the Shareholders or any of their Affiliates of at least 300,000 shares of Parent Stock, par value $10 per share (such acquisition, the “LSVI Transaction”), for a purchase price of no less than $3 million. In the event that the Merger Agreement shall be validly terminated pursuant to Article 9 thereof, this Section 3.5 shall be of no further force or effect and the Shareholders shall have no obligation to pursue or consummate the LSVI Transaction.

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4.	Miscellaneous.

4.1.	Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission and electronic mail (“e-mail”) transmission, so long as a receipt of such e-mail is requested and received) and shall be given

To the Parent or Merger Sub:

Digirad Corporation

1048 Industrial Court

Suwanee, GA 30024

Attention: Matthew G. Molchan, President and Chief Executive Officer

Email: matt.molchan@digirad.com

with a copy (which shall not constitute notice) to:

Littman Krooks LLP

655 Third Avenue, 20th Floor

New York, NY 10017

Attention: Martin W. Enright, Esq.

Email: menright@littmankrooks.com

and

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

New York, NY 10019

Attention: Adam W. Finerman, Esq.

Email: afinerman@olshanlaw.com

If to the Shareholders, to the address(es) or e-mail address(es) set forth for the Shareholders on the signature page hereof.

with a copy (which shall not constitute notice) to:

and:

if to the Company, to:

ATRM Holdings, Inc.

5215 Gershwin Avenue N.

Oakdale, MN 55128

Attention: Daniel M. Koch, President and Chief Executive Officer

Email: dkoch@atrmholdings.com

with a copy (which shall not constitute notice) to counsel to the special committee of the Company Board:

Husch Blackwell LLP

4801 Main Street, Suite 1000

Kansas City, MO 64112

Attention: Steve Carman, Esq.

Email: steve.carman@huschblackwell.com

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or to such other address or e-mail address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. on a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding business day in the place of receipt. In order to be deemed valid notice under this Section 4.1, e-mail notice must state that it constitutes notice under this Agreement and must be followed by written notice delivered by overnight courier or hand-delivered via valid delivery pursuant to such method within two Business Days from the date of the original e-mail notice.

4.2.	Specific Performance. Each Shareholder acknowledges and agrees that irreparable damage would occur in the event any of the obligations or undertakings of such Shareholder under this Agreement were not performed in accordance with their specific terms or were otherwise breached, and that monetary damages, even if available, would not be an adequate remedy therefor. Accordingly, in the event of any breach or threatened breach by any Shareholder of any covenant or obligation contained in this Agreement, the Company or Parent shall be entitled to obtain, without proof of actual damages (and in addition to any other remedy to which such party may be entitled at law or in equity): (a) a decree or order from a court of competent jurisdiction of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction from a court of competent jurisdiction restraining such breach or threatened breach. Each party hereby waives any requirement for the securing or posting of any bond in connection with any such remedy.

4.3.	Entire Agreement; Amendment; Waiver. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and understandings, oral or written, with respect to such matters. Any provision of this Agreement may be amended, supplemented or waived prior to the Termination Date, if, but only if, such amendment, supplement or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by applicable law.

4.4.	Governing Law. This Agreement and all actions (whether at law, in contract, in tort or otherwise) arising out of or relating to this Agreement, the negotiation, validity or performance of this Agreement and/or the Merger contemplated hereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.

4.5.	Venue; Waiver of Jury Trial. The parties hereto agree that any legal proceeding (whether at law, in contract, in tort or otherwise) seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the negotiation, validity or performance of this Agreement and/or the Merger Agreement and/or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Delaware Chancery Court or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such legal proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such legal proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that Process in any such legal proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 4.1 (Notices) shall be deemed effective service of process on such party. The parties hereto agree that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

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EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

4.6.	Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Entity to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

4.7.	Binding Effect; Benefit and Assignment. No Shareholder may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of the Parent. The provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

4.8.	Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). This Agreement may be executed by.pdf signature and a.pdf signature shall constitute an original for all purposes.

4.9.	Termination. This Agreement and all obligations of the parties hereunder shall automatically terminate (the “Termination Date”) on the earlier to occur of (a) the Effective Time, or (b) such date and time as the Merger Agreement shall be validly terminated pursuant to Article 9 of the Merger Agreement.

4.10.	Further Assurances. Each Shareholder shall execute and deliver such additional instruments and other documents and shall take such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated hereby.

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4.11.	Headings; Interpretation. The heading references herein hereof are for convenience purposes only, and shall not be deemed to limit or affect any of the provisions hereof. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any statute, law or regulation shall be deemed to refer to such statute, law or regulation as amended from time to time and to any rules or regulations promulgated thereunder.

4.12.	Rules of Construction. The parties hereto agree that they have been afforded the opportunity to be represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

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IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

DIGIRAD COPORATION

By:	/s/ Matthew Molchan
	Name:	Matthew Molchan
	Title:	President and Chief Executive Officer

SHAREHOLDERS:

Address: Address: 53 Forest Ave. Old Greenwich, CT, 06870

/s/ Jeffrey E. Eberwein	Email: je@lonestarvm.com
Jeffrey E. Eberwein

LONE STAR VALUE INVESTORS GP, LLC			Address: Address: 53 Forest Ave. Old Greenwich, CT, 06870

By:	/s/ Jeffrey E. Eberwein		Email: je@lonestarvm.com
	Name:	Jeffrey E. Eberwein
	Title:	Managing Member

LONE STAR VALUE INVESTORS, LP			Address: Address: 53 Forest Ave. Old Greenwich, CT, 06870

By:	/s/ Jeffrey E. Eberwein		Email: je@lonestarvm.com
	Name:	Jeffrey E. Eberwein
	Title:	Managing Member

LONE STAR VALUE CO-INVEST I, LP			Address: Address: 53 Forest Ave. Old Greenwich, CT, 06870

By:	/s/ Jeffrey E. Eberwein		Email: je@lonestarvm.com
	Name:	Jeffrey E. Eberwein
	Title:	Managing Member

[Signature Page to Voting and Support Agreement]

Schedule A

1.)

Shareholder: Jeffrey E. Eberwein

Company Securities Held of Record: 425,012 shares of common stock

Company Securities Beneficially Owned: 428,017 shares of common stock; 597,139 shares of 10.0% Series B Cumulative Preferred Stock

Company Options and Other Rights: 10,000 unvested shares of restricted common stock

2.)

Shareholder: Lone Star Value Investors GP, LLC

Company Securities Held of Record: 3,005 shares of common stock

Company Securities Beneficially Owned: 3,005 shares of common stock

Company Options and Other Rights: none

3.)

Shareholder: Lone Star Value Investors, LP

Company Securities Held of Record: 222,577 shares of 10.0% Series B Cumulative Preferred Stock

Company Securities Beneficially Owned: 222,577 shares of 10.0% Series B Cumulative Preferred Stock

Company Options and Other Rights: none

4.)

Shareholder: Lone Star Value Co-Invest I, LP

Company Securities Held of Record: 374,562 shares of 10.0% Series B Cumulative Preferred Stock

Company Securities Beneficially Owned: 374,562 shares of 10.0% Series B Cumulative Preferred Stock

Company Options and Other Rights: none